Exhibit 10.5

Execution Copy

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (this “Agreement”), dated as of December , 2021, is by and between Marizyme, Inc., a Nevada corporation (the “Company”) and the person executing a copy of this Agreement for the benefit of the Company as set forth on the signature page hereto (the “Holder”).

RECITALS

A.       The Holder is a holder of a 10% secured convertible promissory note (the “Original Note”) and one Warrant to purchase two shares of the Company’s Common Stock (the “Original Warrant”) of the Company issued on the date, and in the principal amount, and number of Warrants set forth on Exhibit A to this Agreement (collectively, the “Original Securities”).

B.       The Holder has received a copy of the Notice of Consent to Revised Offering and the Offer of Rescission (the “Notice”) and the Unit Purchase Agreement (“New UPA”) dated December , 2021 and the accompanying exhibits and schedules thereto, concerning the sale of Units comprised of (i) a 10% secured convertible promissory note (the “New Note”) convertible into the Common Stock of the Company (par value $0.001) at an initial price per share of $1.75 and (ii) a Class C Warrant to purchase two shares of Common Stock, $0.001 par value per share (the “New Warrant” and, together with the New Note collectively referred to as the “New Securities”), at a price per Unit of $1.75 (the “Price Per Unit”). As set forth in the Notice and the New UPA, the Company is engaged in an Offering with revised terms;

C.       WHEREAS, this exchange and the issuance of the New Securities pursuant thereto will be made in reliance on the provisions of Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”); and

D.       The Company and the Holder have agreed that Holder will exchange the Original Securities held by each Holder for the New Securities, to be issued by the Company on or about the date of this Agreement, with (i) the New Note in the principal amount equal to the original principal amount of the Original Note, plus all accrued interest thereon through the day prior to the date of this Agreement, as set forth on Exhibit A to this Agreement, and (ii) the Original Warrant for the New Warrant for that number of equity securities of the Company as described in the New Warrant, and each in the form of the New Securities set forth in Exhibit H and Exhibit I to the New UPA, and each Investor identified on Appendix A thereto, and the content of which is consistent with the terms herein and as set forth on Exhibit A to this Agreement. Capitalized terms not otherwise defined herein, shall have their respective meanings ascribed to them in the New UPA.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.       Cancellation of the Original Note and Original Warrant. Subject to receipt of the New Securities, each Holder hereby cancels the Original Note and Original Warrant and agrees that the Original Note and Original Warrant are hereafter null and void. Holder shall mark the Original Note and Original Warrant as “Cancelled,” electronically transmit a copy of each Security so marked to the Company and return the executed Original Note and Original Warrant to the Company via overnight courier for next day delivery. The Holder acknowledges and agrees that all rights of Holder under the Original Note and the Original Warrant (including without limitation conversion rights and exercise rights), and all obligations of the Company under the Original Note and Original Warrant, as applicable, are hereby cancelled, settled and shall no longer be of any force or effect upon execution of this Agreement.

In addition to the foregoing, the Registration Rights Agreement, dated as of September 28, 2021, by the Company and each of the other parties thereto, including the Holder, in connection with the purchase and sale of the Original Securities, is hereby terminated as to the rights and obligations thereunder of Holder and of the Company thereunder with respect to the Holder, which are of no further force and effect.

2.       Issuance of New Note and New Warrant. The Company shall promptly issue to the Holder, effective as of the date hereof, the New Note with a principal amount equal to the original principal (face) amount of the Original Note plus accrued interest as set forth on Exhibit A to this Agreement, and a New Warrant as contemplated by the New UPA. The Company shall electronically transmit a copy of the New Note and New Warrant to Holder, respectively, and send the executed New Note and New Warrant to Holder via courier for prompt delivery. The Holder acknowledges the New Note is one of several similar notes, and the New Warrant is one of several similar warrants, being issued by the Company and further acknowledges that the New Note and the New Warrant are convertible into or exercisable for certain equity securities of the Company generally as described in the New UPA and subject to the terms of the New Notes and the New Warrants in the form provided to each Holder.

3.       Representations and Warranties of the Company. The Company represents and warrants to the Holder as follows:

(a)       Organization. The Company is a duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as presently conducted, and to enter into and carry out the provisions of this Agreement.

(b)       Authorization of this Agreement. The execution, delivery and performance by the Company of this Agreement has been duly authorized by all requisite corporate action. This Agreement has been duly executed and delivered on behalf of the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms (subject to laws limiting the availability of specific performance, injunctive relief and other equitable remedies, and bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally). The person signing this Agreement on behalf of the Company is duly authorized to do so.

(c)       Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the exchange of notes as contemplated by the terms of this Agreement.

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4.       Representations and Warranties of Holder. Holder hereby represents and warrants to the Company as follows:

(a)       Title. Holder is the registered holder of the Original Note and Original Warrant and Holder has not sold, pledged, assigned or transferred any interest or rights in the Original Note and/or Original Warrant to any entity or person. Holder has good and marketable title to, and possesses all right, title and interest in and to the Original Note and Original Warrant, free and clear of all claims, liens, pledges, charges, security interests, restrictions and encumbrances of any kind or nature.

(b)       Authorization of this Agreement. If the Holder is an entity, the execution, delivery and performance by the Holder of this Agreement has been duly authorized by all requisite entity action and in compliance with all entity governing documents. This Agreement has been duly executed and delivered on behalf of Holder and constitutes the valid and binding obligation of Holder, enforceable in accordance with its terms (subject to laws limiting the availability of specific performance, injunctive relief and other equitable remedies, and bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally). If the Holder is an entity, the person signing this Agreement on behalf of Holder is duly authorized to do so.

(c)       Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of Holder is required in connection with the exchange of notes as contemplated by the terms of this Agreement.

5.       Assurances. Holder acknowledges and agrees that, if requested by the Company, it shall execute and deliver to the Company counterpart copies of any or all of the Transaction Documents, and such other instruments, as the Company may request from time to time to evidence or complete the exchange of the Original Securities for the New Securities or as the Company otherwise deems reasonably necessary or desirable to complete the exchange of the Original Securities as contemplated by this Agreement.

6.       Governing Law; Jurisdiction; Waiver of Rights; No Jury Trial.

(a)       This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada and the laws of the United States applicable therein (in each case without giving effect to any choice or conflict of laws provision or rule that would cause the application of the laws of any other jurisdiction) and shall be treated in all respects as a Nevada contract.

(b)       Each of the parties hereby irrevocably submits to the exclusive jurisdiction of any federal or state court located within New York City, the State of New York over any dispute arising out of or relating to this Agreement and each party hereby irrevocably agrees that all suits, actions or proceedings in respect of such dispute or related thereto shall be heard and determined only in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereby consents to process being served by any party in any suit, action or proceeding by delivery of a copy thereof in accordance with the provisions of Section 7 below.

(c)       TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS, REMEDIES, OBLIGATIONS, OR DUTIES HEREUNDER, OR THE PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF. Except as prohibited by applicable law, each party waives any right that it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages.

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7.       Notice. All notices, requests, demands, claims, consents, and other communications hereunder shall be in writing and shall be deemed delivered (i) five (5) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) two (2) Business Days after being sent via a reputable nationwide overnight courier service guaranteeing next Business Day delivery, or (ii) upon actual delivery if delivered electronically (unless delivered after 5:00 p.m. local time at the recipient or on a day that is not a Business Day, in either which case it shall be deemed delivered one (1) Business Day after delivery), in each case to the intended recipient as set forth below:

If to the Company:	With a copy (which shall not constitute notice) to:

Marizyme, Inc.	Bevilacqua PLLC
555 Heritage Drive, Suite 205	1050 Connecticut Ave NW #500
Jupiter, Florida 33458	Washington, DC 20036
Attention: David Barthel, CEO	Attention: Louis A. Bevilacqua, Esq.
Email: DBarthel@marizyme.com	Email: lou@bevilacquapllc.com

If to the Holder: to its address set forth on the signature page to this Agreement.

David Barthel

Attn: Chief Executive Officer

A party may change the address to which notices, requests, demands, claims, consents and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

8.       Miscellaneous.

(a)       Amendment. This Agreement may only be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only upon the written consent of the Company and Holders holding a majority in principal amount of the aggregate principal amount of all of the Original Notes.

(b)       Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

(c)       Assignability. This Agreement will be binding on the Company and its successors and assigns and will inure to the benefit of the Holder and its successors and assigns; provided, that neither party may assign any of its rights or delegate any of its duties under this Agreement without the written consent of the other party hereto.

(d)       Waiver. The Holder hereby waives its right to receive any notices or other communications related to the transactions contemplated hereunder pursuant to the Original Securities, or any documents related thereto.

(e)       Counterparts, Electronic. This Agreement may be executed in any number of counterparts, each such counterpart shall be deemed to be an original instrument, and all such counterparts together shall constitute but one agreement. Facsimile transmission or transmission by other electronic means of execution copies or signature pages for this Agreement shall be legal, valid and binding execution and delivery for all purposes.

(f)       Effectiveness of Agreement. This Agreement, and the obligations and rights of the parties hereunder, shall become effective upon the closing under the New UPA and the consummation of the transactions contemplated thereby, including the issuance and sale of the New Securities by the Company.

[Signature Page Follows]

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Signature Page to Exchange Agreement

IN WITNESS WHEREOF, each of the parties hereto have executed and delivered this Agreement as of the day and year first written above.

HOLDER:

[________________]

By:
Name:
Title:

Address

COMPANY:

Marizyme, Inc.

By:
Name:	David Barthel
Title:	Chief Executive Officer

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Exhibit A

Schedule of Holder

# of Original Class C Warrants	Note Principal Amount	Original Issue Date	Accrued Interest	Total Principal + Interest

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